UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      May 13, 2013

THE CATO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware	1-31340	56-0484485
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

8100 Denmark Road, Charlotte, NC (Address of Principal Executive Offices)		28273-5975 (Zip Code)

(704) 554-8510 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE CATO CORPORATION

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard

On May 9, 2013, The Cato Corporation (the “Company”) received a letter (the “Letter”) from the New York Stock Exchange (the “NYSE”) notifying the Company that it failed to comply with NYSE Listed Company Manual Sections 204.21 and 401.02 to provide timely notification to the NYSE of the record date for the Company's upcoming 2013 Annual Meeting of Stockholders at least ten days prior to such record date.

Receipt of a public reprimand letter of this nature is a required disclosure under Item 3.01 of Current Report on Form 8−K.  The Company determined that an unintentional clerical error occurred when submitting our record to the NYSE on February 22, 2103.  March 25, 2013 was submitted as the record date (which was 10 days prior to reported record date); however, the actual record date was March 26, 2013. The Letter was issued pursuant to Section 303.A.13 of the NYSE Listed Company Manual.

The Company notes that this was an isolated incident and that the Letter states a) this was the first time the Company had failed to satisfy the notice requirements of Sections 204.21 and 401.02 of the Listed Company Manual; (b) the Exchange has no reason to believe that the Company's failure to comply with Listed Company Manual Sections 204.21 and 401.02 was intentional; and (c) the Company has not fallen below the financial and other continued listing standards provided in Chapter 8 of the Listed Company Manual or failed to comply with the audit committee standards set out in Section 303A.06.  The Company believes it has been and is in compliance with all other NYSE listing standards. All other notices and filings in connection with the Annual Meeting were timely made.

The Company confirms that the record date for its 2013 Annual Meeting of Stockholders to be held on May 23, 2013 continues to be March 26, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                    THE CATO CORPORATION

May 13, 2013	/s/ John P. D. Cato
Date	John P. D. Cato Chairman, President and Chief Executive Officer

May 13, 2013	/s/ John R. Howe
Date	John R. Howe Executive Vice President Chief Financial Officer